UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

Oaktree Strategic Income Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-01013	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Fifth Street Senior Floating Rate Corp.

777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Termination of Existing Investment Advisory Agreement and Existing Administration Agreement and Entry into New Investment Advisory Agreement and New Administration Agreement

On October 17, 2017, the transactions contemplated by the Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into on July 13, 2017 by Fifth Street Management LLC (“FSM”), Oaktree Capital Management, L.P. (“Oaktree”), Fifth Street Asset Management Inc. (solely for the purposes set forth therein) and Fifth Street Holdings L.P. (“FSH”) were consummated. In connection therewith, the Investment Advisory Agreement, dated as of June 27, 2013, between FSM and Oaktree Strategic Income Corporation (f/k/a Fifth Street Senior Floating Rate Corp.) (the “Company”, “we” or “us”), and the Administration Agreement, dated as of January 1, 2015, between the Company and FSC CT LLC were terminated, and the Company entered into a new Investment Advisory Agreement with Oaktree (the “New Investment Advisory Agreement”) and a new Administration Agreement with Oaktree Fund Administration, LLC (“Oaktree Administrator”), a subsidiary of Oaktree (the “New Administration Agreement”). The New Investment Advisory Agreement and New Administration Agreement were approved by the Company’s board of directors (the “Board”) on July 13, 2017, and the Company’s stockholders approved the New Investment Advisory Agreement at a special meeting of our stockholders on September 7, 2017.

Oaktree is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Pursuant to the New Investment Advisory Agreement, Oaktree will manage our day-to-day operations and provide us with investment advisory services. Among other things, Oaktree will (i) determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identify, evaluate and negotiate the structure of the investments we make, (iii) execute, close, monitor and service the investments we make, (iii) determine what securities and other assets we purchase, retain or sell, (iv) perform due diligence on prospective portfolio companies and (v) provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

Oaktree’s services under the New Investment Advisory Agreement will not be exclusive and, Oaktree will generally be free to furnish similar services to other entities so long as its services to us are not impaired.

We will pay Oaktree a fee for its services under the New Investment Advisory Agreement consisting of two components — a base management fee and an incentive fee. The cost of both the base management fee payable to Oaktree and any incentive fees earned by Oaktree will ultimately be borne by our common stockholders.

Base Management Fee

Under the New Investment Advisory Agreement, the base management fee on total gross assets, including any investment made with borrowings, but excluding cash and cash equivalents, will be 1.00%.

Incentive Fee

The incentive fee consists of two parts. Under the New Investment Advisory Agreement, the first part of the incentive fee, which is referred to as the incentive fee on income, will be calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The payment of the incentive fee on income will be subject to payment of a preferred return to investors each quarter (i.e., a “hurdle rate”), expressed as a rate of return on the value of our net assets at the end of the most recently completed quarter, of 1.50%, subject to a “catch up” feature.

For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies, other than fees for providing managerial assistance) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the New Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Under the New Investment Advisory Agreement, the calculation of the incentive fee on income for each quarter will be as follows:

•	No incentive fee is payable to Oaktree in any quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.50% (the “preferred return”) on net assets.

•	100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.8182% in any quarter (7.2727% annualized) is payable to Oaktree. This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 1.8182%) is referred to as the “catch-up.” The “catch up” provision is intended to provide Oaktree with an incentive fee of 17.5% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 1.8182% in any quarter. Increasing the catch up rate from the 50% rate in the Current Investment Advisory Agreement may have the effect of increasing the income-based incentive fee payable to Oaktree.

•	17.5% of the amount of our pre-incentive fee net investment income, if any, that exceeds 1.8182% in any quarter (7.2727% annualized) is payable to Oaktree once the hurdle is reached and the catch-up is achieved (17.5% of all pre-incentive fee net investment income thereafter is allocated to Oaktree).

There is no accumulation of amounts on the hurdle rate from quarter to quarter, and accordingly, there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle.

Under the New Investment Advisory Agreement, the second part of the incentive fee will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the New Investment Advisory Agreement, as of the termination date) commencing with the fiscal year ending September 30, 2019 and will equal 17.5% of our realized capital gains, if any, on a cumulative basis from the beginning of the fiscal year ending September 30, 2019 through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees under the New Investment Advisory Agreement. Any realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the Company’s portfolio as of the end of the fiscal year ending September 30, 2018 will be excluded from the calculations of the second part of the incentive fee.

Duration and Termination

Unless earlier terminated as described below, the New Investment Advisory Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The New Investment Advisory Agreement will automatically terminate in the event of its assignment. The New Investment Advisory Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Investment Advisory Agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.

Indemnification

The New Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, Oaktree and its officers, managers, partners, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Oaktree’s services under the New Investment Advisory Agreement or otherwise as our investment adviser.

Administrative Services

Upon effectiveness of the New Investment Advisory Agreement, the Company will enter into an the New Administration Agreement with Oaktree Administrator. Pursuant to the New Administration Agreement, Oaktree Administrator will provide administrative services to the Company necessary for the operations of the Company, which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as Oaktree Administrator, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the New Administration Agreement. Oaktree Administrator may, on behalf of the Company, conduct relations and negotiate agreements with custodians, trustees, depositories, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Oaktree Administrator will make reports to the Board of its performance of obligations under the New Administration Agreement and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company, in each case, as it shall determine to be desirable or as reasonably required by the Board; provided that the Administrator shall not provide any investment advice or recommendation.

Oaktree Administrator will also provide portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain and prepares, prints and disseminates reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, Oaktree Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. For providing these services, facilities and personnel, the Company will reimburse Oaktree Administrator the allocable portion of overhead and other expenses incurred by Oaktree Administrator in performing its obligations under the New Administration Agreement, including the Company’s allocable portion of the rent of the Company’s principal executive offices at market rates and the Company’s allocable portion of the costs of compensation and related expenses of its chief financial officer and chief compliance officer and their staffs. Such reimbursement is at cost, with no profit to, or markup by, Oaktree Administrator. Oaktree Administrator may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies. Unless earlier terminated as described below, the New Administration Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by our Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The New Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Administration Agreement may also be terminated, without penalty, upon the vote of a majority of our outstanding voting securities.

Please see the definitive proxy statement filed by the Company pursuant to Regulation 14A with the Securities and Exchange Commission (the “SEC”) on July 25, 2017 for additional information regarding the New Investment Advisory Agreement and the New Administration Agreement. The New Investment Advisory Agreement and the New Administration Agreement are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Pledge Agreement

On October 17, 2017, in connection with the Asset Purchase Agreement, the Company entered into a pledge agreement (the “Pledge Agreement”) with FSH with respect to 1,131,991 shares of the Company’s common stock owned by FSH, pursuant to which FSH pledged such shares to the Company to secure indemnification obligations of FSM and FSH under the Asset Purchase Agreement relating to certain SEC investigation-related legal costs and expenses, if any, and certain fees, fines, monetary penalties, deductibles and disgorgements, if any, that may be ordered by the SEC to be paid by the Company, net of any disgorgements paid by FSM to the Company and any insurance recoveries received by the Company. The Pledge Agreement is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The first paragraph of Item 1.01 above is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement on October 17, 2017 (the “Closing”), the following members of the Board resigned, effective as of the Closing: Bernard D. Berman, James Castro-Blanco, Richard P. Dutkiewicz, Alexander C. Frank and Jeffrey R. Kay. Further, on September 7, 2017, the following individuals were elected by the Company’s stockholders at a special meeting of the Company’s stockholders to serve on the Board, and such individuals commenced serving on the Board, effective as of the Closing: John B. Frank, Marc H. Gamsin, Craig Jacobson, Richard G. Ruben and Bruce Zimmerman.

In connection with the Closing, the following officers of the Company resigned, effective as of the Closing: Mr. Berman, as Chief Executive Officer, Steven M. Noreika, as Chief Financial Officer, and Kerry S. Acocella, as Chief Compliance Officer and Secretary. Further, on October 17, 2017, the Board determined it was in the best interest of the Company to appoint the following officers of the Company: Edgar Lee, as Chief Executive Officer and Chief Investment Officer, Mel Carlisle, as Chief Financial Officer, Mathew M. Pendo, as Chief Operating Officer, and Kimberly Larin, as Chief Compliance Officer.

Mr. Lee, 41, is a Managing Director of Oaktree, serves as the portfolio manager for Oaktree’s Strategic Credit strategy, serves as the Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending Corporation and may from time to time serve as an officer, director or principal of entities affiliated with Oaktree or of investment funds managed by Oaktree and its affiliates. Previously, he was an investment professional within the firm’s Distressed Debt group and led a number of the group’s investments in the media, technology and telecom industries. Prior to joining Oaktree in 2007, Mr. Lee worked within the Investment Banking division at UBS Investment Bank in Los Angeles, where he was responsible for advising clients on a number of debt and preferred stock restructurings, leveraged financings, buy-side and sell-side M&A, mezzanine financings and recapitalizations. Before that, Mr. Lee was employed within the Fixed Income division at Lehman Brothers Inc. Prior experience includes work at Katzenbach Partners

LLP and the Urban Institute. He received a B.A. degree in economics from Swarthmore College and an M.P.P. with a concentration in applied economics from Harvard University. Mr. Lee serves as a director of Neo Performance Materials and previously served on the boards of Nine Entertainment and Charter Communications.

Mr. Pendo, 54, is a Managing Director and Head of Corporate Development and Capital Markets of Oaktree, serves as Chief Operating Officer of Oaktree Specialty Lending Corporation and may from time to time serve as an officer, director or principal of entities affiliated with Oaktree or of investment funds managed by Oaktree and its affiliates. Mr. Pendo joined Oaktree in 2015 from the investment banking boutique of Sandler O’Neill Partners, where he was a managing director focused on the financial services industry. Prior thereto, Mr. Pendo was the chief investment officer of the Troubled Asset Relief Program (TARP) of the U.S. Department of the Treasury, where he was honored with the Distinguished Service Award. There, he built and managed a team of 20 professionals overseeing the Treasury’s $200 billion TARP investment activities across multiple industries including AIG, GM and the banks, and all levels of the capital structure. Mr. Pendo began his career at Merrill Lynch, where he spent 18 years, starting in their investment banking division before becoming managing director of the technology industry group. Subsequently, Mr. Pendo was a managing director at Barclays Capital, first serving as co-head of U.S. Investment Banking and then co-head of the Global Industrials group. He received a bachelor’s degree in economics from Princeton University, cum laude and is a board member of SuperValu Inc.

Mr. Carlisle, 49, is a Managing Director of Oaktree, serves as head of the Distressed Debt and Strategic Credit fund accounting teams at Oaktree, serves as the Chief Financial Officer of Oaktree Specialty Lending Corporation and may from time to time serve as an officer, director or principal of entities affiliated with Oaktree or of investment funds managed by Oaktree and its affiliates. He joined Oaktree in 1995. Prior thereto, Mr. Carlisle was a manager in the Client and Fund Reporting department of The TCW Group, Inc. supporting the High Yield and Special Credits strategies. Previously, he was employed in the Financial Services Group at Price Waterhouse. Mr. Carlisle received a B.A. degree in economics and accounting from Claremont McKenna College. He is a Certified Public Accountant (inactive). Mr. Carlisle also serves as a director of KIPP LA Schools.

Ms. Larin, 49, is a Managing Director in Compliance for Oaktree, serves as Chief Compliance Officer of Oaktree Specialty Lending Corporation and may from time to time serve as an officer, director or principal of entities affiliated with Oaktree or of investment funds managed by Oaktree and its affiliates. Prior to joining Oaktree in 2002, Ms. Larin spent six years at Western Asset Management Company as a compliance officer. Ms. Larin received a B.S. degree in business administration with an emphasis in marketing from Oklahoma State University.

None of the Company’s officers is directly compensated by the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2017, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its amended and restated certificate of incorporation (the “Restated Certificate”) to change its name from “Fifth Street Senior Floating Rate Corp.” to “Oaktree Strategic Income Corporation”. The name change became effective as of October 17, 2017, and was made pursuant to Section 242 of the Delaware General Corporation Law.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Restated Certificate or changes to the Company’s bylaws in connection with the name change.

On October 18, 2017, the Company’s common stock, which trades on the NASDAQ Global Select Market, will cease trading under the ticker symbol “FSFR” and commence trading under the ticker symbol “OCSI”. Along with the ticker symbol change, the Company’s common stock has been assigned a new CUSIP number of 67402D 104.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on October 17, 2017, is attached hereto as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 17, 2017, the Company issued a press release announcing that Oaktree has been appointed as the Company’s new investment adviser and the change of the Company name from “Fifth Street Senior Floating Rate Corp.” to “Oaktree Strategic Income Corporation.” A copy of the press release is attached as Exhibit 99.1 hereto.

On October 17, 2017, the Company intends to post an investor presentation to its website at https://www.oaktreestrategicincome.com on the “Investor Relations” page. A copy of the investor presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The information in this Item 7.01 and the attached press release and presentation is “furnished” but not “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investors and others should note that the Company uses its corporate website to announce material information to investors and the marketplace. While not all of the information that the Company posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in the Company to review the information that it shares on its website, https://www.oaktreestrategicincome.com. Information contained on, or available through, the Company’s website is not incorporated by reference into this Current Report.

This Current Report contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect the current views of the Company with respect to, among other things, its future results of operations, financial performance, business prospects. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects and liquidity, including, but not limited to, changes in the Company’s anticipated revenue and income; changes in the value of the Company’s investments and net assets; the ability of the Company’s portfolio companies to achieve their objectives; changes in the Company’s operating or other expenses; the degree to which the Company encounters competition; future changes in laws or regulations; and general political, economic and market conditions. The factors listed in the item captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2016, filed with the SEC on December 14, 2016, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause the Company’s actual results to differ materially from the expectations described in its forward-looking statements.

Forward-looking statements speak only as of the date of this Current Report. Except as required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated as of October 17, 2017.

10.1	Investment Advisory Agreement, dated as of October 17, 2017, between the Company and Oaktree.

10.2	Administration Agreement, dated as of October 17, 2017, between the Company and Oaktree Administrator.

10.3	Pledge Agreement, dated as of October 17, 2017, between the Company and FSH.

99.1	Press Release, dated October 17, 2017.

99.2	Oaktree Strategic Income Corporation Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME CORPORATION

Date: October 17, 2017	By:	/s/ Mathew M. Pendo
Name: Mathew M. Pendo Title: Chief Operating Officer